UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 7, 2009

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts	1-4347	06-0513860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On May 11, 2009, Rogers Corporation (“Rogers” or the “Company”) entered into its standard form of Indemnification Agreement for Officers with Ronald J. Pelletier, the Company's Corporate Controller and Principal Accounting Officer, which provides that, among other things, the Company will indemnify Mr. Pelletier against certain liabilities that may arise by reason of his status or service as an executive officer of the Company, and that the Company will advance to him the expenses incurred as a result of a proceeding as to which he may be indemnified.

The above description is qualified in its entirety by the terms of the form of Indemnification Agreement for Officers, a copy of which has been previously filed as Exhibit 99.2 to the Company's Current Report on Form 8-K, filed on December 14, 2004, and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2009, the Company’s Board of Directors appointed Ronald J. Pelletier as Principal Accounting Officer.  The Principal Accounting Officer designation had previously been held by Paul B. Middleton, the Company’s Treasurer, until May 7, 2009.  Mr. Pelletier, currently the Company’s Corporate Controller, was also designated by the Board to be an “executive officer” as defined by Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, accordingly, as an “officer” as defined by Rule 16a-1(f) as promulgated under the Exchange Act).  Mr. Pelletier, 35, joined the Company in January 2004 as a Manager of Financial Reporting and became Corporate Controller in July 2008.

Also on May 7, 2009, the Company’s shareholders approved the Rogers Corporation 2009 Long-Term Equity Compensation Plan (the “2009 Plan”), which had been previously approved by the Board of Directors on February 11, 2009.   The 2009 Plan, under which 860,000 shares of Common Stock have been approved for issuance, provides for the following types of awards: stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, and other stock awards.

A description of the 2009 Plan can be found under “Proposal 2: Approve the Rogers Corporation 2009 Long-Term Equity Compensation Plan” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 20, 2009 (the “Proxy Statement”), which description is incorporated by reference herein.  The foregoing is qualified in its entirety by the terms of the 2009 Plan, which is incorporated by reference herein from Exhibit I to the Proxy Statement.

Also on May 7, 2009, the Company’s shareholders approved an amendment (the “Amendment”) to the Rogers Corporation Annual Incentive Compensation Plan (the “AICP”) in order to preserve the Company’s ability to claim tax deductions for compensation paid under the AICP in light of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, as amended.  Generally, Section 162(m) limits the Company’s federal income tax deduction for compensation paid in a taxable year to the Chief Executive Officer and other named executive officers (as referenced in the Proxy Statement) (other than the Chief Financial Officer) to $1 million. There is an exception to this limit, however, for certain qualified performance based compensation. Qualified performance based compensation, which includes performance based annual cash incentive compensation awards, is not subject to the Section 162(m) deduction limit, and is therefore fully deductible if several conditions are met.

The above descriptions of the AICP and the Amendment are qualified in their entirety by the terms of the AICP and the Amendment, which are incorporated by reference herein from Exhibit II to the Proxy Statement.

Item 7.01     Regulation FD Disclosure

The Registrant held its annual meeting of shareholders on May 7, 2009 in Hartford, Connecticut. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Executives, previously filed as Exhibit 99.2 to the Company's Current Report on Form 8-K, filed on December 14, 2004, and incorporated herein by reference.

10.2	Rogers Corporation 2009 Long-Term Equity Compensation Plan, previously filed as Exhibit I to the Company’s Definitive Proxy Statement, filed on March 20, 2009, and incorporated herein by reference.

10.3	Rogers Corporation Annual Incentive Compensation Plan, previously filed as Exhibit II to the Company’s Definitive Proxy Statement, filed on March 20, 2009, and incorporated herein by reference.

10.4	Amendment to Rogers Corporation Annual Incentive Compensation Plan, previously filed as Exhibit II to the Company’s Definitive Proxy Statement, filed on March 20, 2009, and incorporated herein by reference.

99.1	Press release, dated May 7, 2009, issued by Rogers Corporation (furnished herewith pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

		By:	/s/ Dennis M. Loughran
Dennis M. Loughran
Vice President, Finance and
Chief Financial Officer

Date:	May 12, 2009

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